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                                                                    Exhibit 23.3


                    CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
                  AKTIENGESELLSCHAFT WIRTSCHAFTSPRUFUNGSGESELLSCHAFT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1997, on our audit of the combined financial statements and schedule of the Henkel-Ecolab Joint-Venture as of November 30, 1996, 1995 and 1994 and for the periods beginning December 1, 1995, 1994 and 1993 and ended November 30, 1996, 1995 and 1994, which report is included in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the heading INCORPORATION OF DOCUMENTS BY REFERENCE.


Dusseldorf, Germany

November 14, 1997





KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft



/s/ Stefan Haas              /s/ Bernard Momken
Stefan Haas                  Bernard Momken
Wirtschaftsprufer            Wirtschaftsprufer